CAPITAL ONE MASTER TRUST (RECEIVABLES)

MONTHLY PERIOD : JANUARY 1998
Beginning of the Month Principal Receivables :                10,576,845,603.02
                                                              -----------------
Beginning of the Month Finance Charge Receivables :              319,858,496.18
                                                              -----------------
Beginning of the Month Discounted Receivables :                            0.00
                                                              -----------------
Beginning of the Month Total Receivables :                    10,896,704,099.20
                                                              -----------------

Removed Principal Receivables :                                            0.00
                                                              -----------------
Removed Finance Charge Receivables :                                       0.00
                                                              -----------------
Removed Total Receivables :                                                0.00
                                                              -----------------

Additional Principal Receivables :                               640,987,388.85
                                                              -----------------
Additional Finance Charge Receivables :                            2,624,522.51
                                                              -----------------
Additional Total Receivables :                                   643,611,911.36
                                                              -----------------

Discounted Receivables Generated this Period                               0.00
                                                              -----------------

End of the Month Principal Receivables :                      10,061,736,517.10
                                                              -----------------
End of the Month Finance Charge Receivables :                    324,534,089.18
                                                              -----------------
End of the Month Discounted Receivables :                                  0.00
                                                              -----------------
End of the Month Total Receivables :                          10,386,270,606.28
                                                              -----------------

Excess Funding Account Balance                                             0.00
                                                              -----------------
Adjusted Invested Amount of all Master Trust Series            8,968,341,857.83
                                                              -----------------

End of the Month Seller Percentage                                    10.866858%
                                                              -----------------

CAPITAL ONE MASTER TRUST (DELINQUENCIES AND LOSSES)

MONTHLY PERIOD : JANUARY 1998                                                           ACCOUNTS                     RECEIVABLES
                                                                                        --------                     -----------
End of the Month Delinquencies :
     30 - 59 Days Delinquent                                                             152,467                     236,827,331.51
                                                                                         -------                     --------------
     60 - 89 Days Delinquent                                                              93,722                     152,689,695.55
                                                                                         -------                     --------------
     90 + Days Delinquent                                                                189,476                     307,126,354.57
                                                                                         -------                     --------------

     Total 30 + Days Delinquent                                                          435,665                     696,643,381.63
                                                                                         -------                     --------------

     Delinquencies 30 + Days as a Percent of End of the Month Total Receivables                                                6.71%
                                                                                                                     --------------

Defaulted Accounts During the Month                                                       79,290                 (1) 110,043,705.99
                                                                                         -------                     --------------

Annualized Default Rate as a Percent of Beginning of the Month Principal Receivables                             (1)          13.10%
                                                                                                                     --------------

(1) During the 4th Quarter of 1997, Capital One changed the methodology as to the timing of charging-off credit card loans. Capital One now charges-off credit card loans at 180 days past due versus the prior practice of charging-off credit card loans during the first billing cycle after becoming 180 days past due. The change in methodology amounted to $40,961,451.31/4.88% of additional December charge-offs and is referred to as the Transitional Defaulted Amount for the purposes of the Servicing Reports.


Proforma Defaulted Accounts (which excludes Transitional Defaulted Amount)                              34,711     69,082,254.68
                                                                                                        ------     -------------

Proforma Annualized Default Rate as a Percent of Beginning of the Month Principal Receivables                               8.22%
                                                                                                                   -------------

Total Collections and Gross Payment Rate                                  1,168,055,035.97                10.72%
                                                                          ----------------     ----------------

Collections of Principal Receivables and Principal Payment Rate             995,815,142.89                 9.42%
                                                                          ----------------     ----------------

     Prior Month Billed Finance Charge and Fees                             151,283,118.84
                                                                          ----------------
     Amortized AMF Income                                                     9,434,358.89
                                                                          ----------------
     Interchange Collected                                                    5,854,531.71
                                                                          ----------------
     Recoveries of Charged Off Accounts                                       7,452,633.86
                                                                          ----------------
     Collections of Discounted Receivables                                            0.00
                                                                          ----------------

Collections of Finance Charge Receivables and Annualized Yield              174,024,643.30                19.74%
                                                                          ----------------     ----------------

CAPITAL ONE MASTER TRUST (AMF COLLECTIONS)
MONTHLY PERIOD : JANUARY 1998

Beginning Unamortized AMF Balance                                                                 47,357,670.68
                                                                                               ----------------
   + AMF Slug for Added Accounts                                                      0.00
                                                                          ----------------
   + AMF Collections                                                          7,649,608.67
                                                                          ----------------
   - Amortized AMF Income                                                     9,434,358.89
                                                                          ----------------
Ending Unamortized AMF Balance                                                                    45,572,920.46
                                                                                               ----------------

CAPITAL ONE MASTER TRUST (DISCOUNTED RECEIVABLES)

MONTHLY PERIOD : JANUARY 1998
Gross Principal Payment Rate                                                          9.42%
                                                                          ----------------

May 17, 1994 3% Discount of Addition                                                              50,184,973.92
                                                                                               ----------------
     Total Discounted Receivables Collections as of Beginning of Month       50,184,973.92
                                                                          ----------------
     Collections of Discounted Receivables Current Month                              0.00
                                                                          ----------------
Discounted Receivables to be Collected                                                                     0.00
                                                                                               ----------------




                                                      /s/ Douglas C.H. Adamson
                                                      --------------------------
                                                          Douglas C.H. Adamson
                                                          Securitization Manager




                                                                    Page 8 of 35